Exhibit 99.1


 State Street Corporation Announces EPS from Continuing Operations up
    25% on a 16% Revenue Increase to a Record $1.5 Billion in First
     Quarter of 2006; Strong Performance across All Business Units


   BOSTON--(BUSINESS WIRE)--April 18, 2006--State Street Corporation announced today first-quarter earnings per share from continuing operations of $0.84, up 25% from $0.67 in last year's first quarter driven by strong revenue growth as well as positive operating leverage. In addition, State Street recognized a $0.03 gain from discontinued operations related to finalizing costs associated with the divestiture of Bel Air Investment Advisors. Record revenue of $1.5 billion in the first quarter of 2006 is up 16%, or $215 million, compared to $1.3 billion in the year-ago quarter. Total expenses in the first quarter of 2006 of $1.1 billion are up 13%, or $130 million, compared to $966 million in the year-ago quarter. Net income from continuing operations of $282 million was up $56 million, or 25% from $226 million a year ago. For the first quarter of 2006, return on shareholders' equity was 17.6% compared to 15.0% in the first quarter of 2005.
   Ronald E. Logue, State Street's chairman and chief executive officer, said, "I am very pleased with our overall results. Our fee revenue continues to be strong across all business units and geographies, especially management fees from State Street Global Advisors. In addition, we benefited from favorable foreign exchange and equity markets. Our net interest revenue and net interest margin also increased due to the continuing execution of our balance sheet strategy.
   "Based on the outlook for interest rates, we may face pressure from rising rates later this year, and we also need to continue to work hard at moderating our rate of expense growth. Looking to the rest of the year, we are well positioned to achieve our previously stated goals for revenue and earnings per share growth, as well as return on equity. If the current strength continues, our results for the full year may be above the middle of the respective ranges."

   FIRST QUARTER RESULTS VS. YEAR-AGO QUARTER

   Servicing fees are up 10%, to $657 million from $599 million in last year's first quarter. The increase is attributable to new business from existing and new clients in 2006 and higher equity market valuations. Total assets under custody are $10.7 trillion, up 13%, compared with $9.5 trillion in the year-ago quarter. Daily average values for the S&P 500 Index are up 8% from the first quarter of 2005; daily average values for the MSCI(R) EAFE Index(SM) are up 17%.
   Investment management fees, generated by State Street Global Advisors, are $220 million, up 24% from $177 million a year ago. Management fees reflect continued new business, an increase in average month-end equity valuations, and higher performance fees. Total assets under management are $1.5 trillion, up 12%, compared to $1.4 trillion the previous year.
   Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees, is $230 million for the quarter, up 38% from $167 million a year ago. The increase in foreign exchange was due to stronger volumes and a favorable mix, offset by weaker volatilities. Strong transition business drove the increase in brokerage fees and other revenue.
   Securities finance revenue is $81 million in the quarter, up 16% compared to $70 million in the year-ago quarter, primarily reflecting an increase in the volume of securities lent. Processing and other fee revenue was down 14%, or $12 million, due to declines in sub-servicing fees and various other investments, none of which was material.
   Net interest revenue on a fully taxable-equivalent basis is $277 million, an increase of $54 million, or 24%, from $223 million a year ago. The increase is due to the continued repositioning of the investment portfolio, more favorable deposit pricing, and customer volumes.
   Expenses increased from $966 million to $1.1 billion, up $130 million, or 13%. Salaries and benefits expenses are up 21% to $635 million, primarily due to the increase in headcount and higher benefit costs, as well as the impact of incentive compensation due to improved performance. The headcount increase includes the addition of 170 staff from the previously announced acquisition of UniverseSoft Technology Company in Hangzhou, China.
   Expenses for information systems & communications increased $6 million, or 5%, to $132 million due to costs associated with increased global infrastructure costs. The increase in total expenses also includes higher transaction processing services, up 11% to $120 million, due to higher volumes in the investment servicing business. Other expenses were flat at $116 million.
   The effective tax rate in the first quarter of 2006 is 34.0%, the same as the rate in 2005.
   State Street purchased approximately 2.9 million shares of its common stock during the first quarter at an average price of $61.99 per share. The Corporation's remaining authorization to purchase shares is approximately 15 million shares, an amount recently approved by the Board of Directors.

   FIRST-QUARTER RESULTS VS. FOURTH QUARTER

   First-quarter net income per share from continuing operations of $0.84 compares to net income per share of $0.74 in the fourth quarter, an increase of 14%, driven by strong revenue growth as well as positive operating leverage. Total revenue in the first quarter of $1.523 billion is up 8% versus $1.416 billion in the fourth quarter of 2005. Total expenses are $1.096 billion, up 5% versus $1.039 billion in the fourth quarter. Return on shareholders equity of 17.6% in the first quarter compares with 15.9% in the fourth quarter.
   Servicing fees are up 3% to $657 million and management fees are up 3% to $220 million primarily due to new business. Trading services revenue is up 26%, from $182 million to $230 million due to strong foreign exchange performance. Securities finance revenue increased 11%, from $73 million to $81 million, due to increased volumes. Net interest revenue on a fully taxable-equivalent basis is $277 million, up from $253 million, or 9%, due to the continued repositioning of the investment portfolio, favorable deposit pricing, and customer volumes.
   Salaries and employee benefits total $635 million, an increase of $46 million, or 8%, from $589 million due to increased headcount and higher benefit costs, as well as the impact of incentive compensation. More than one third of the increase in our headcount from the fourth quarter was due to the previously announced acquisition of UniverseSoft Technology Company in Hangzhou, China. Transaction processing is up 2% to $120 million due to increased volumes in the investment servicing business, and occupancy is up 4% to $93 million from $89 million due to annual increases in operating costs. Information systems and communications increased 8% from $122 million to $132 million, due to costs associated with increased global infrastructure costs. Other expenses are down $5 million from $121 million to $116 million due to lower professional fees.

   ADDITIONAL INFORMATION

   All per share amounts represent fully diluted earnings per share.

   INVESTOR CONFERENCE CALL

   State Street will webcast an investor conference call today, Tuesday, April 18, 2006, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2617 (confirmation code 4414294). Recorded replays of the conference call will be available on the web site, and by telephone at +1 402/220-4230, beginning at 2:00 PM today. This press release and additional financial information is available on State Street's website, at www.statestreet.com/stockholder, under "Financial Reports."

   State Street Corporation (NYSE: STT) is the world's leading specialist in providing institutional investors with investment servicing, investment management and investment research and trading. With $10.7 trillion in assets under custody and $1.5 trillion in assets under management, State Street operates in 26 countries and more than 100 geographic markets and employs 21,375 people worldwide. For more information, visit State Street's web site at www.statestreet.com or call 877/639-7788 (NEWS STT) toll-free in the United States and Canada, or +1 202/266-3340 outside those countries.

   This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment. Those statements are based on current expectations and involve a number of risks and uncertainties, including those related to the pace at which State Street adds new clients or at which existing clients use additional services, the value of global and regional financial markets, the pace of cross-border investment activity, changes in interest rates, the pace of worldwide economic growth and rates of inflation, the extent of volatility in currency markets, consolidations among clients and competitors, State Street's business mix, the dynamics of markets State Street serves, and State Street's success at integrating and converting acquisitions into its business. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements, are set forth in State Street's 2005 annual report on Form 10-K, particularly in Item 1A, "Risk Factors," and the Corporation's subsequent SEC filings which should be read before making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, April 18, 2006, and the Corporation will not undertake efforts to revise those forward-looking statements to reflect events after this date.


These financial schedules should be used in conjunction with State Street's quarterly earnings press release.

                        Press Release Addendum

                         Financial Highlights
                            March 31, 2006


                                    Quarters Ended          % Change
                             -----------------------------------------
(Dollars in millions, except    March   December   March    Q1    Q1
 per share information or        31,      31,       31,     vs.   vs.
 where otherwise indicated)     2006     2005      2005     Q4    Q1
----------------------------------------------------------------------

Total Revenue                $  1,523  $ 1,416  $  1,308      8%  16%
Total Expenses                  1,096    1,039       966      5   13
Income from Continuing
 Operations                       282      249       226     13   25
Income from Discontinued
 Operations                        10        -         -
Net income                        292      249       226     17   29

Diluted Earnings Per Share:
From Continuing Operations   $    .84  $   .74  $    .67     14   25
From Discontinued Operations      .03        -         -
Net Income                        .87      .74       .67     18   30

Closing Price Per Share of
 Common Stock                $  60.43  $ 55.44  $  43.72
Cash Dividends Declared Per
 Share                            .19      .19       .17

Return on Equity from
 Continuing Operations           17.6%    15.9%     15.0%
Return on Equity                 18.3     15.9      15.0

Assets Under Custody (AUC)
 (in trillions)              $  10.74  $ 10.12  $   9.52
Assets Under Management (AUM)
 (in trillions)                  1.54     1.44      1.37




                       STATE STREET CORPORATION
                        Press Release Addendum

                    SELECTED FINANCIAL INFORMATION


                                           Quarters Ended
                                         ----------------------------
(Dollars in millions, except per share   March 31,  March 31,
 information)                              2006      2005     % Change
------------------------------------------------------------ ---------

Fee Revenue:
Servicing fees                           $    657  $    599       10 %
Management fees                               220       177       24
Trading services                              230       167       38
Securities finance                             81        70       16
Processing fees and other                      72        84      (14)
                                         --------- ---------
Total fee revenue                           1,260     1,097       15

Net Interest Revenue:
Interest revenue                              961       603       59
Interest expense                              695       391       78
                                         --------- ---------
Net interest revenue (1)                      266       212       25
Provision for loan losses                       -         -
                                         --------- ---------
Net interest revenue after provision for
 loan losses                                  266       212       25

Loss on sales of available-for-sale
 investment securities, net                    (3)       (1)
                                         --------- ---------
Total revenue                               1,523     1,308       16

Operating Expenses:
Salaries and employee benefits                635       524       21
Information systems and communications        132       126        5
Transaction processing services               120       108       11
Occupancy                                      93        92        1
Other                                         116       116        -
                                         --------- ---------
Total operating expenses                    1,096       966       13
                                         --------- ---------
Income from continuing operations before
 income tax expense                           427       342       25
Income tax expense from continuing
 operations                                   145       116
                                         --------- ---------
Income from continuing operations             282       226       25

Income from discontinued operations before
 income tax expense                            16         -
Income tax expense from discontinued
 operations                                     6         -
                                         --------- ---------
Income from discontinued operations            10         -
                                         --------- ---------
Net income                               $    292  $    226
                                         ========= =========

Earnings Per Share From Continuing
 Operations:
Basic                                    $    .85  $    .68       25
Diluted                                       .84       .67       25

Earnings Per Share From Discontinued
 Operations:
Basic                                    $    .03  $      -
Diluted                                       .03         -

Earnings Per Share:
Basic                                    $    .88  $    .68
Diluted                                       .87       .67

OTHER SELECTED FINANCIAL INFORMATION

Average Shares Outstanding (in thousands):
Basic                                     332,761   331,563
Diluted                                   337,117   334,653

Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $277 million and $223 million for the three months ended March 31, 2006 and 2005, respectively




                       STATE STREET CORPORATION
                        Press Release Addendum

                    SELECTED FINANCIAL INFORMATION
                   Quarters ended March 31, 2006 and
                           December 31, 2005


                                           Quarters Ended
                                         -----------------------------
(Dollars in millions, except per share   March 31, December 31,
 information)                              2006      2005     % Change
----------------------------------------------------------------------

Fee Revenue:
Servicing fees                           $    657  $    637        3 %
Management fees                               220       213        3
Trading services                              230       182       26
Securities finance                             81        73       11
Processing fees and other                      72        71        1
                                         --------- ---------
Total fee revenue                           1,260     1,176        7

Net Interest Revenue:
Interest revenue                              961       861       12
Interest expense                              695       619       12
                                         --------- ---------
Net interest revenue (1)                      266       242       10
Provision for loan losses                       -         -
                                         --------- ---------
Net interest revenue after provision for
 loan losses                                  266       242       10

Loss on sales of available-for-sale
 investment securities, net                    (3)       (2)
                                         --------- ---------
Total revenue                               1,523     1,416        8

Operating Expenses:
Salaries and employee benefits                635       589        8
Information systems and communications        132       122        8
Transaction processing services               120       118        2
Occupancy                                      93        89        4
Other                                         116       121       (4)
                                         --------- ---------
Total operating expenses                    1,096     1,039        5
                                         --------- ---------
Income from continuing operations before
 income tax expense                           427       377       13
Income tax expense from continuing
 operations                                   145       128
                                         --------- ---------
Income from continuing operations             282       249       13

Income from discontinued operations
 before income tax expense                     16         -
Income tax expense from discontinued
 operations                                     6         -
                                         --------- ---------
Income from discontinued operations            10         -
                                         --------- ---------
Net income                               $    292  $    249
                                         ========= =========

Earnings Per Share From Continuing
 Operations:
Basic                                    $    .85  $    .75       13
Diluted                                       .84       .74       14

Earnings Per Share From Discontinued
 Operations:
Basic                                    $    .03  $      -
Diluted                                       .03         -

Earnings Per Share:
Basic                                    $    .88  $    .75
Diluted                                       .87       .74

OTHER SELECTED FINANCIAL INFORMATION

Average Shares Outstanding (in thousands):
Basic                                     332,761   330,689
Diluted                                   337,117   337,061

Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $277 million and $253 million for the three months ended March 31, 2006 and December 31, 2005, respectively.




                       STATE STREET CORPORATION
                        Press Release Addendum

                  CONSOLIDATED STATEMENT OF CONDITION

----------------------------------------------------------------------
(Dollars in millions, except    March 31,    December 31,    March 31,
 share information)               2006         2005            2005
----------------------------------------------------------------------

Assets
Cash and due from banks        $   3,405     $  2,684    $      2,926
Interest-bearing deposits with
 banks                            10,473       11,275          20,160
Securities purchased under
 resale agreements                11,058        8,679          12,699
Federal funds sold                     -            -           1,000
Trading account assets             1,120          764             521
Investment securities
 available for sale               55,395       54,979          46,892
Investment securities held to
 maturity                          4,575        4,891           1,321
Loans (less allowance of $18,
 $18 and $18)                      8,941        6,464           4,830
Premises and equipment             1,553        1,453           1,450
Accrued income receivable          1,323        1,364           1,174
Goodwill                           1,340        1,337           1,472
Other intangible assets              447          459             485
Other assets                       4,526        3,619           5,164
                              -----------   ----------   -------------
Total assets                   $ 104,156     $ 97,968    $    100,094
                              ===========   ==========   =============

Liabilities
Deposits:
Noninterest-bearing            $  10,837     $  9,402    $     10,301
Interest-bearing -- U.S.           2,339        2,379           2,711
Interest-bearing -- Non-U.S.      48,623       47,865          45,306
                              -----------   ----------   -------------
Total deposits                    61,799       59,646          58,318

Securities sold under
 repurchase agreements            21,195       20,895          20,698
Federal funds purchased            3,631        1,204           1,739
Other short-term borrowings        1,560        1,219           2,840
Accrued taxes and other
 expenses                          2,501        2,632           2,410
Other liabilities                  4,440        3,346           5,628
Long-term debt                     2,617        2,659           2,436
                              -----------   ----------   -------------
Total liabilities                 97,743       91,601          94,069

Shareholders' Equity
Preferred stock, no par:
 authorized 3,500,000; issued
 none
Common stock, $1 par:
 authorized 500,000,000
 shares; issued 337,126,000,
 337,126,000 and 337,126,000
 shares                              337          337             337
Surplus                              238          266             282
Retained earnings                  6,418        6,189           5,759
Accumulated other
 comprehensive (loss) income        (350)        (231)            (95)
Treasury stock (at cost
 4,645,000, 3,501,000 and
 5,849,000 shares)                  (230)        (194)           (258)
                              -----------   ----------   -------------
Total shareholders' equity         6,413        6,367           6,025
                              -----------   ----------   -------------
Total liabilities and
 shareholders' equity          $ 104,156     $ 97,968    $    100,094
                              ===========   ==========   =============



    CONTACT: State Street Corporation
             Edward J. Resch, 617-664-1110
             or
             Investors:
             Kelley MacDonald, 617-664-3477
             or
             Media:
             Hannah Grove, 617-664-3377